AMERICAN ITALIAN PASTA COMPANY	NEWS RELEASE

Contact: George Shadid – EVP & Chief Financial Officer 816-584-5621 gshadid@aipc.com

FOR IMMEDIATE RELEASE

American Italian Pasta Company

Outlines Status of Audit Committee Investigation,

Company Financial Statement Review and

Pending Restatement

KANSAS CITY, MO, June 9, 2006 --- American Italian Pasta Company (NYSE:PLB) reported today the status of the Company’s Audit Committee investigation, the Company’s financial statement review and the pending restatement of the Company’s historical financial statements.

AUDIT COMMITTEE INVESTIGATION AND COMPANY FINANCIAL STATEMENT REVIEW

As announced in August 2005, in light of certain matters brought to the attention of the Board of Directors by management, the Company’s Audit Committee commenced in July 2005 an internal investigation utilizing outside counsel and forensic accountants. The Company has been advised by the Audit Committee that substantial progress has been made in the investigation and that it is now in its later stages.

Concurrent with the Audit Committee investigation, the Company has continued its own review of its financial statements, which it commenced prior to the Audit Committee investigation. The Company’s review, which includes the adjustments previously disclosed, is also in the later stages of completion.

To date, the Audit Committee investigation and the Company’s review have identified the following areas that will require adjustments to the Company’s financial statements:

•	Inventory:
•	Reserves for slow moving, damaged and obsolete inventories
•	Capitalization of certain overhead and logistics costs
•	Fixed assets:
•	Capitalization of certain costs, including internal labor and operating costs, plant start-up costs and interest costs
•	Depreciation expense
•	Dispositions of fixed assets
•	Spare parts inventory
•	Promotional allowances and related customer deduction receivables
•	Certain specific historical transactions, including the recording of certain customer arrangements and the recording of certain brand acquisitions and related intangibles
•	Various matters, including adjustments identified in previous years audits that were deemed immaterial at that time

American Italian Pasta Company

June 9, 2006

These adjustments will result in overall reductions in pre-tax income and may be reflected as either (i) prior period adjustments resulting in incremental income or expense adjustments to the Company’s previously filed financial statements, (ii) adjustments to reflect changes in accounting methods from those used in prior reporting periods, or (iii) incremental income or expense in the Company’s financial statements that have not yet been filed for fiscal years 2005 and 2006. In addition, the Company’s financial statements will also include prior period adjustments to correct the periods in which certain income or expense items were originally recorded in prior reporting periods.

The financial statement impact and timing of these adjustments have not yet been fully determined and are subject to completion of the Audit Committee investigation and the Company’s review of its financial statements. However, the Company currently expects that the adjustments could result in cumulative charges to pre-tax income in the range of $53 to $65 million. All but approximately $4.5 million of these cumulative charges are non-cash items.

The above adjustments do not include previously disclosed asset impairment charges and other non-cash charges arising from business performance and market place developments occurring subsequent to the second quarter of fiscal 2005. Such charges are currently comprised of asset impairment charges totaling approximately $70 million (relating to the Company’s brands and fixed assets) and inventory write-downs totaling approximately $6 million (relating to low and reduced carb inventory and write-downs resulting from changes in regulatory packaging requirements).

In addition to the areas of adjustment outlined above, the Company and the Audit Committee advisors continue to review additional issues, including, but not limited to, the capitalization of certain costs relating to the original construction of the Company’s Kenosha, Wis. and Italy plants. The completion of the review of these areas could result in adjustments to the Company’s historical financial statements in addition to the estimated adjustments noted above.

RESTATEMENT OF HISTORICAL FINANCIAL STATEMENTS

In October 2005, the Company announced that it had determined that certain of the Company’s historical financial statements should no longer be relied upon and that as soon as practical after the conclusion of the Audit Committee investigation, the Company anticipated restating the affected financial statements. At that time, the Company concluded that its previously issued audited consolidated financial statements for the 2002, 2003 and 2004 fiscal years and its unaudited consolidated financial statements for each of the fiscal quarters during such years should no longer be relied upon. In addition, the Company concluded that its unaudited financial statements for the first two quarters of fiscal year 2005 should not be relied upon. The Company has now concluded that its financial statements for the additional historical periods of the 2000 and 2001 fiscal years should be restated.

The Company is continuing to work with the Audit Committee and its advisors and with the Company’s independent registered public accounting firm to address the above described matters identified by the Company and the Audit Committee investigation. The Company is dedicating significant internal and external resources to the completion of its historical financial statement review and restatement. However, because of the significant number of issues to be addressed, the complexity of the effort involved and the audit work to be completed by the Company’s independent registered public accounting firm, the Company does not anticipate completing its restatement and re-filings of financial statements before the fall of this year and expects to be current in its delinquent filings in December 2006, when its fiscal year 2006 Form 10-K is due.

American Italian Pasta Company

June 9, 2006

CONTINUING FINANCIAL REVIEW

The Company’s work to date with respect to the restatement of historical financial statements and the other adjustments discussed above, as well as the Company’s expectations as to the timing of the filing of restated and delinquent financial statements, are subject to a number of limitations, including:

•

The adjustments outlined above are estimates based upon the work performed to date and are not necessarily projections of the final total adjustments that may result from the continuing financial review. Accordingly, the estimated adjustments continue to be preliminary, partial and subject to change;

•	The Audit Committee investigation and the Company’s review are not yet completed and additional adjustments may result from the completion of the investigation and review;
•	The Company’s independent registered public accounting firm has not completed its audits or reviews of the above adjustments and estimates and;
•	Subsequent events or future operational results could have an impact on the Company’s financial statements.

Founded in 1988 and based in Kansas City, Missouri, American Italian Pasta Company is the largest producer and marketer of dry pasta in North America. The Company has four plants that are located in Excelsior Springs, Missouri; Columbia, South Carolina; Tolleson, Arizona and Verolanuova, Italy. The Company has approximately 600 employees located in the United States and Italy.

When used in this release, the words "anticipate," "believe," "estimate," and "expect" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying these statements. The statements by the Company regarding the adjustments expected to be reflected in the Company’s financial statements, the expected level of adjustments resulting from the internal investigation by the Audit Committee the amount of impairment charges, and the timing of the finalization of the Company’s restated financials and fiscal year 2005 and year-to-date fiscal year 2006 financial statements, are all forward-looking and based on current expectations. Actual future results or events could differ materially from those anticipated by such forward-looking statements. The differences could be caused by a number of factors, including, but not limited to, the completion and findings of the Audit Committee investigation, the Company’s review of its financial statements, a review and/or audit of the Company’s financial statements by its independent registered public accounting firm, the SEC staff review, the timing of the finalization of financial statement adjustments, and the conclusions reached regarding financial reporting. In addition, future operating results are impacted by a number of factors, including but not limited to, our dependence on a limited number of customers for a substantial portion of our revenue, our ability to fully implement our restructuring program, our ability to obtain necessary raw materials and minimize fluctuations in raw material prices, the impact of the highly competitive environment in which we operate, our reliance exclusively on a single product category, our ability to attract and retain key personnel, and our ability to cost-effectively transport our products. For additional discussion of the principal factors that could cause actual results to be materially different, refer to our report on Form 10-K dated December 10, 2004 filed by the Company with the Securities and Exchange Commission. The Company will not update any forward-looking statements in this press release to reflect future events.

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